Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Kratos Defense & Security Solutions, Inc. (including any post-effective amendments or prospectus supplements related thereto) of our report dated March 24, 2010 on the consolidated financial statements of Gichner Holdings, Inc. and Subsidiaries as of and for the periods ending December 31, 2009 and 2008, our report dated April 4, 2008 on the consolidated financial statements of Gichner Holdings, Inc. and Subsidiaries as of and for the period ending December 31, 2007, and our report dated April 26, 2010 on the combined balance sheet of Gichner Systems Group, LLC and Related Entities as of August 22, 2007 and the related combined statements of operations, equity, and cash flows for the period from January 1, 2007 through August 22, 2007 (collectively, the “Incorporated Financials”) and to the reference to our firm under the heading “Experts” in the prospectus which is part of the Registration Statement.

/s/ Plante & Moran, PLLC

Cleveland, Ohio
April 7, 2011